EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contacts:
Marina Norville, marina.h.norville@aexp.com, +1.212.640.2832
Mike O’Neill, mike.o’neill@aexp.com, +1.212.640.5951

Investors/Analysts Contacts:
Ken Paukowits, ken.f.paukowits@aexp.com, +1.212.640.6348
Rick Petrino, richard.petrino@aexp.com, +1.212.640.5574

AMERICAN EXPRESS THIRD QUARTER EPS UP 15% TO $1.25

REVENUES, CARD MEMBER SPENDING AND LOANS CONTINUE TO GROW

(Millions, except percentages and per share amounts)

	Quarters Ended September 30,		Percentage Inc/(Dec)	Nine Months Ended September 30,		Percentage Inc/(Dec)
	2013	2012		2013	2012
Total Revenues Net of Interest Expense	$8,301	$7,862	6%	$24,427	$23,414	4%
Net Income	$1,366	$1,250	9%	$4,051	$3,845	5%
Earnings Per Common Share – Diluted:
Net Income Attributable to Common Shareholders1	$1.25	$1.09	15%	$3.67	$3.31	11%
Average Diluted Common Shares Outstanding	1,081	1,132	(5)%	1,094	1,149	(5)%
Return on Average Equity	24.3%	26.3%		24.3%	26.3%

New York – October 16, 2013 - American Express Company (NYSE: AXP) today reported third-quarter net income of $1.4 billion, up 9 percent from a year ago.  Diluted earnings per share was $1.25, up 15 percent from $1.09 a year ago.

Consolidated total revenues net of interest expense rose 6 percent to $8.3 billion in the third quarter, from $7.9 billion a year ago.  The increase was driven by a rise in Card Member spending and higher net interest income that reflected lower funding costs and growth in Card Member loans.

Adjusted for foreign currency translations, consolidated total revenues net of interest expense rose 7 percent from a year ago.2

1 Represents net income less earnings allocated to participating share awards of $12 million and $14 million for the three months ended September 30, 2013 and 2012, respectively, and $36 million and $42 million for the nine months ended September 30, 2013 and 2012, respectively.

2 As reported in this release, FX adjusted information, which constitute non-GAAP financial measures, assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended September 30, 2013 apply to the period(s) against which such results are being compared). The company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

Consolidated provisions for losses totaled $492 million, up 3 percent from $479 million a year ago. This increase reflects lower reserve releases from a year ago, partially offset by the benefit of lower net write-offs in the current quarter. Credit indicators continued to be at historically strong levels.

Consolidated expenses totaled $5.8 billion, up 5 percent from $5.5 billion last year. The increase primarily reflects a rise in rewards and marketing costs, as well as higher operating expenses.3

Adjusted for foreign currency translations, consolidated total expenses were up 6 percent from a year ago.2

The effective tax rate was 32 percent, down from 33 percent from a year ago.

The company's return on average equity (ROE) was 24.3 percent, down from 26.3 percent a year ago.

“Despite an uncertain environment, we generated a healthy increase in revenues and stronger Card Member spending across all regions this quarter,” said Kenneth I. Chenault, chairman and chief executive officer. “Spending on our global network rose 7 percent (9 percent adjusted for currency translations) and Card Member loans continued the modest growth rates we have been seeing for the past several quarters.

“Credit quality indicators remained at historically strong levels,” said Mr. Chenault. “And, year to date, we are delivering on the annual targets we set to contain operating costs.

“The combination of top-line growth, credit quality, a strong capital position and continued vigilance on expenses produced a 15 percent increase in earnings per share. It also gave us the flexibility to make substantial investments this quarter in marketing and other initiatives to position our business for the years ahead.”

Segment Results

U.S. Card Services reported third-quarter net income of $782 million, up 12 percent from $699 million a year ago.

Total revenues net of interest expense increased 6 percent to $4.3 billion, from $4.1 billion a year ago.  The increase reflects an 8 percent increase in Card Member spending and a rise in net interest income, driven primarily by 4 percent growth in average Card Member loans.

Provisions for losses totaled $331 million, down 2 percent from $339 million a year ago.

Total expenses increased 4 percent to $2.7 billion from a year ago, primarily reflecting higher rewards and marketing expenses, partially offset by lower operating expenses.

3 Operating expenses include salaries and employee benefits, professional services, occupancy and equipment, communications and other, net.

The effective tax rate remained unchanged from the year-ago period at 38 percent.

International Card Services reported third-quarter net income of $142 million, down 13 percent from $164 million a year ago.

Total revenues net of interest expense increased 3 percent to $1.4 billion. The increase primarily reflects an increase in commissions and fees and net card fees. Adjusted for foreign currency translations, revenues rose 8 percent from a year ago.2

Provisions for losses totaled $113 million, up 36 percent from $83 million a year ago. The increase reflects higher net write-offs and a reserve build in the current quarter.

Total expenses increased 3 percent to $1.1 billion primarily reflecting higher rewards and marketing expenses.  Adjusted for foreign currency translations, expenses increased 7 percent from a year ago.2

The effective tax rate was 24 percent compared to 21 percent a year ago.

Global Commercial Services reported third-quarter net income of $261 million, up 43 percent from $183 million a year ago.

Total revenues net of interest expense increased 6 percent to $1.2 billion, reflecting higher Card Member spending and a rise in travel commissions and fees.

Total expenses decreased 1 percent to $844 million, reflecting lower operating expenses, partially offset by higher rewards costs.

The effective tax rate was 23 percent compared to 33 percent from a year ago. The current quarter benefited from a reserve release in the global business travel organization.

Global Network & Merchant Services reported third-quarter net income of $391 million, up 9 percent from $360 million a year ago.

Total revenues net of interest expense increased 5 percent to $1.4 billion from $1.3 billion a year ago, reflecting higher merchant-related revenues driven by an increase in global Card Member spending, as well as an increase in revenues from Global Network Services’ bank partners.  Adjusted for foreign currency translations, revenues rose 7 percent from a year ago.2

Total expenses increased 4 percent to $758 million from $731 million a year ago, reflecting an increase in operating and marketing expenses. Adjusted for foreign currency translations, expenses rose 6 percent from a year ago.2

The effective tax rate remained unchanged from a year ago at 36 percent.

Corporate and Other reported third-quarter net loss of $210 million compared with net loss of $156 million in the year-ago period. The current period reflected, in part, higher investments in Enterprise Growth Group initiatives.

# # #

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success.  Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/companies/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services:  charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, business travel, and corporate card

The 2013 Third Quarter Earnings Supplement will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call will be held at 5:00 p.m. (ET) today to discuss third-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public at the same web site. A replay of the conference call will be available later today at the same web site address.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company’s expected business and financial performance and are subject to risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the company's Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 and the company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated.  Certain reclassifications of prior period amounts have been made to conform to the current period presentation.

(Preliminary)

American Express Company
Consolidated Statements of Income

(Millions)

	Quarters Ended			Nine Months Ended
	September 30,		Percentage	September 30,		Percentage
	2013	2012	Inc/(Dec)	2013	2012	Inc/(Dec)

Revenues
Non-interest revenues
Discount revenue	$4,659	$4,425	5%	$13,826	$13,164	5%
Net card fees	658	633	4	1,958	1,858	5
Travel commissions and fees	490	465	5	1,422	1,437	(1)
Other commissions and fees	610	581	5	1,788	1,739	3
Other	601	577	4	1,705	1,781	(4)
Total non-interest revenues	7,018	6,681	5	20,699	19,979	4
Interest income
Interest on loans	1,698	1,658	2	5,003	4,851	3
Interest and dividends on investment securities	48	60	(20)	153	193	(21)
Deposits with banks and other	21	21	-	67	73	(8)
Total interest income	1,767	1,739	2	5,223	5,117	2
Interest expense
Deposits	111	118	(6)	332	362	(8)
Long-term debt and other	373	440	(15)	1,163	1,320	(12)
Total interest expense	484	558	(13)	1,495	1,682	(11)
Net interest income	1,283	1,181	9	3,728	3,435	9
Total revenues net of interest expense	8,301	7,862	6	24,427	23,414	4
Provisions for losses
Charge card	194	190	2	590	531	11
Card Member loans	282	264	7	921	753	22
Other	16	25	(36)	71	68	4
Total provisions for losses	492	479	3	1,582	1,352	17
Total revenues net of interest expense after provisions for losses	7,809	7,383	6	22,845	22,062	4

Expenses
Marketing and promotion	827	764	8	2,234	2,168	3
Card Member rewards	1,619	1,496	8	4,740	4,425	7
Card Member services	197	201	(2)	579	575	1
Salaries and employee benefits	1,544	1,516	2	4,702	4,687	-
Professional services	793	690	15	2,272	2,092	9
Occupancy and equipment	462	453	2	1,394	1,337	4
Communications	94	93	1	282	284	(1)
Other, net	269	300	(10)	734	972	(24)
Total	5,805	5,513	5	16,937	16,540	2
Pretax income	2,004	1,870	7	5,908	5,522	7
Income tax provision	638	620	3	1,857	1,677	11
Net income	$1,366	$1,250	9	$4,051	$3,845	5
Net income attributable to common shareholders (A)	$1,354	$1,236	10	$4,015	$3,803	6
Effective tax rate	31.8%	33.2%		31.4%	30.4%

(A) Represents net income, less earnings allocated to participating share awards of $12 million and $14 million for the three months ended September 30, 2013 and 2012, respectively, and $36 million and $42 million for the nine months ended September 30, 2013 and 2012, respectively.

(Preliminary)

American Express Company
Condensed Consolidated Balance Sheets

(Billions)

	September 30,	December 31,
	2013	2012

Assets
Cash & cash equivalents	$22	$22
Accounts receivable	46	46
Investment securities	5	6
Loans	62	64
Other assets	15	15
Total assets	$150	$153

Liabilities and Shareholders' Equity
Customer deposits	$42	$40
Short-term borrowings	3	3
Long-term debt	53	59
Other liabilities	33	32
Total liabilities	131	134

Shareholders' Equity	19	19
Total liabilities and shareholders' equity	$150	$153

(Preliminary)

American Express Company
Financial Summary

(Millions)

	Quarters Ended			Nine Months Ended
	September 30,		Percentage	September 30,		Percentage
	2013	2012	Inc/(Dec)	2013	2012	Inc/(Dec)

Total revenues net of interest expense
U.S. Card Services	$4,286	$4,055	6%	$12,607	$11,976	5%
International Card Services	1,356	1,313	3	3,972	3,909	2
Global Commercial Services	1,221	1,156	6	3,615	3,534	2
Global Network & Merchant Services	1,379	1,310	5	4,066	3,881	5
	8,242	7,834	5	24,260	23,300	4
Corporate & Other	59	28	#	167	114	46

CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE	$8,301	$7,862	6	$24,427	$23,414	4

Pretax income (loss)
U.S. Card Services	$1,257	$1,128	11	$3,702	$3,457	7
International Card Services	186	207	(10)	535	549	(3)
Global Commercial Services	341	275	24	957	818	17
Global Network & Merchant Services	608	561	8	1,837	1,662	11
	2,392	2,171	10	7,031	6,486	8
Corporate & Other	(388)	(301)	29	(1,123)	(964)	16

PRETAX INCOME	$2,004	$1,870	7	$5,908	$5,522	7

Net income (loss)
U.S. Card Services	$782	$699	12	$2,329	$2,169	7
International Card Services	142	164	(13)	528	539	(2)
Global Commercial Services	261	183	43	678	579	17
Global Network & Merchant Services	391	360	9	1,176	1,089	8
	1,576	1,406	12	4,711	4,376	8
Corporate & Other	(210)	(156)	35	(660)	(531)	24

NET INCOME	$1,366	$1,250	9	$4,051	$3,845	5

# - Denotes a variance of more than 100 percent.

(Preliminary)

American Express Company
Financial Summary (continued)

	Quarters Ended				Nine Months Ended
	September 30,		Percentage		September 30,		Percentage
	2013	2012	Inc/(Dec)		2013	2012	Inc/(Dec)
EARNINGS PER COMMON SHARE

BASIC
Net income attributable to common shareholders	$1.26	$1.10	15%		$3.69	$3.33	11%

Average common shares outstanding (millions)	1,074	1,126	(5	) %	1,087	1,143	(5	) %

DILUTED
Net income attributable to common shareholders	$1.25	$1.09	15%		$3.67	$3.31	11%

Average common shares outstanding (millions)	1,081	1,132	(5	) %	1,094	1,149	(5	) %

Cash dividends declared per common share	$0.23	$0.20	15%		$0.66	$0.60	10%

Selected Statistical Information

	Quarters Ended				Nine Months Ended
	September 30,		Percentage		September 30,		Percentage
	2013	2012	Inc/(Dec)		2013	2012	Inc/(Dec)

Return on average equity (A)	24.3%	26.3%			24.3%	26.3%
Return on average common equity (A)	24.1%	26.0%			24.1%	26.0%
Return on average tangible common equity (A)	30.6%	33.5%			30.6%	33.5%
Common shares outstanding (millions)	1,071	1,122	(5	) %	1,071	1,122	(5	) %
Book value per common share	$17.94	$17.37	3%		$17.94	$17.37	3%
Shareholders' equity (billions)	$19.2	$19.5	(1	) %	$19.2	$19.5	(1	) %

(A) Refer to Appendix I for components of return on average equity, return on average common equity and return on average tangible common equity, a non-GAAP measure.

(Preliminary)

American Express Company
Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE), and Return on Average Tangible Common Equity (ROTCE)
Appendix I

(Millions)

	For the Twelve Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012

ROE

Net income	$4,688	$4,572	$4,506	$4,482	$5,037
Average shareholders' equity	$19,289	$19,372	$19,426	$19,425	$19,145
Return on average equity (A)	24.3%	23.6%	23.2%	23.1%	26.3%

Reconciliation of ROCE and ROTCE

Net income	$4,688	$4,572	$4,506	$4,482	$5,037
Earnings allocated to participating share awards and other	43	45	46	49	56
Net income attributable to common shareholders	$4,645	$4,527	$4,460	$4,433	$4,981

Average shareholders' equity	$19,289	$19,372	$19,426	$19,425	$19,145
Average common shareholders' equity	$19,289	$19,372	$19,426	$19,425	$19,145
Average goodwill and other intangibles	4,091	4,128	4,181	4,232	4,272
Average tangible common shareholders' equity	$15,198	$15,244	$15,245	$15,193	$14,873
Return on average common equity (A)	24.1%	23.4%	23.0%	22.8%	26.0%
Return on average tangible common equity (B)	30.6%	29.7%	29.3%	29.2%	33.5%

(A) Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders’ equity/average common shareholders' equity, respectively.

(B) Return on average tangible common equity, a non-GAAP measure, is computed in the same manner as return on average common equity except the computation of average tangible common shareholders' equity, a non-GAAP measure, excludes from average total shareholders' equity, average goodwill and other intangibles. The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.